UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 12, 2011

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue
New York, New York 10018
(Address of principal executive
offices, with zip code)

(212) 609-4200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LivePerson, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of LivePerson, Inc. (the “Company”) has elected Mr. David Vaskevitch as a new member on the Board, effective April 12, 2011.  Mr. Vaskevitch  was appointed a Class II Director and will stand for re-election at the Company’s 2011 Annual Meeting of Stockholders.  Mr. Vaskevitch was also appointed to the Audit, Compensation, and Nominating and Corporate Governance committees of the Board.

Mr. Vaskevitch held various senior executive positions at Microsoft Corp. since joining the company in 1986, most recently serving as its Senior Vice President and Chief Technical Officer from August 2001 to August 2009.   Mr. Vaskevitch is currently a member of the senior management team of GETCO, LLC where he has served since March 2011.

Mr. Vaskevitch will receive standard director fees and benefits, including an initial grant of stock options under the Company’s 2009 Stock Incentive Plan to purchase 35,000 shares of the Company’s Common Stock.  The Company’s non-employee director compensation is described in more detail in the Company’s Definitive Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 30, 2010. The Company intends to enter into its standard form of indemnification agreement with Mr. Vaskevitch.

There is no arrangement or understanding between Mr. Vaskevitch and any other person pursuant to which Mr. Vaskevitch was selected as a director.

Mr. Vaskevitch is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, as further detailed in the Company’s press release issued today, the Company announced today that long-time director Steven Berns stepped down from LivePerson's Board of Directors and each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, effective as of April 12, 2011 to allocate more time to his other professional and personal commitments.

On April 12, 2011, the Company issued a press release announcing Mr. Vaskevitch as a new member of the Board and Mr. Berns departure.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release issued by LivePerson, Inc. on April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: April 18, 2011	By:	/s/ Timothy E. Bixby
Timothy E. Bixby President and Chief Financial Officer